Exhibit (n)(7)

CONSENT OF CREDIT RATINGS AGENCY

The undersigned hereby consents to the filing of this consent as an exhibit to the Registration Statement on Form N-2 (File No. 333-227605) (the “Registration Statement”) filed by Great Elm Capital Corp. (the “Company”) with respect to the Company’s offering of unsecured notes (the “Notes”), and all references to Egan-Jones Ratings Company’s name, and the inclusion and use of Egan-Jones Ratings Company’s credit rating on the Notes, in the Registration Statement.

/s/ Egan-Jones Ratings Company

April 1, 2019